Exhibit 99.2

CALLON PETROLEUM COMPANY, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On April 19, 2016, Callon Petroleum Company (the “Company”) entered into a definitive purchase and sale agreement for the acquisition of 17,298 gross (14,089 net) acres primarily located in Howard County, Texas, in the central portion of the Midland Basin (the “Acquired Properties”), for an aggregate purchase price of $220 million in cash and 9,333,333 shares of common stock, subject to customary purchase price adjustments. The acquisition closed on May 26, 2016. The Company acquired an 81% average working interest (61% average net revenue interest) in the Acquired Properties.

On April 25, 2016, the Company completed an underwritten public offering of 25,300,000 shares of common stock at $8.50 per share, before underwriting discounts resulting in estimated net proceeds of $206.1 million after deducting $9.0 million of estimated underwriting commissions and issuance costs. Proceeds from the offering were used to fund a portion of the acquisition.

We derived the unaudited pro forma consolidated financial statements from the historical consolidated financial statements of the Company and the statements of revenues and direct operating expenses of the Acquired Properties for the respective periods. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and three months ended March 31, 2016 give effect to the acquisition,  borrowings under our senior secured revolving credit facility to fund the acquisition, and the issuances of common stock referred to above as if they occurred on January 1, 2015. The unaudited pro forma consolidated balance sheet as of March 31, 2016 gives effect to such transactions as if they occurred on March 31, 2016.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. The pro forma adjustments reflected herein are based on management’s expectations regarding the acquisition, the issuances of common stock and the debt transactions discussed above. The acquisition will be accounted for under the purchase method of accounting, which involves determining the fair values of assets acquired and liabilities assumed. The purchase price allocation included in the unaudited pro forma financial statements is preliminary and based on management’s best estimates as of the date of this Current Report on Form 8-K. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. Any such adjustments to the preliminary estimates of fair value reflected in the accompanying unaudited pro forma consolidated financial statements could be material.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the transactions been consummated on the dates or for the periods presented. The unaudited pro forma consolidated financial statements should be read in conjunction with the audited December 31, 2015 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on March 3, 2016, the unaudited March 31, 2016 consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q filed on May 4, 2016, the audited statements of revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 2015 filed with this Current Report on Form 8-K, and the unaudited statements of revenues and direct operating expenses of the Acquired Properties for the three months ended March 31, 2016 filed with this Current Report on Form 8-K.

CALLON PETROLEUM COMPANY
Unaudited Pro Forma Consolidated Balance Sheet
as of March 31, 2016
($ in thousands, except share data)

	Historical	Acquired Properties Adjustments		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$9,511	$(9,511)	(e)	$—
Accounts receivable	33,683	—		33,683
Fair value of derivatives	15,585	—		15,585
Other current assets	881	—		881
Total current assets	59,660	(9,511)		50,149
Oil and natural gas properties, full cost accounting method:
Evaluated properties	2,390,105	96,194	(a)	2,486,299
Less accumulated depreciation, depletion, amortization and impairment	(1,806,509)	—		(1,806,509)
Net oil and natural gas properties	583,596	96,194		679,790
Unevaluated properties	129,211	233,387	(a)	362,598
Total oil and natural gas properties	712,807	329,581		1,042,388
Other property and equipment, net	9,757	—		9,757
Restricted investments	3,315	—		3,315
Deferred financing costs	3,359	—		3,359
Other assets, net	366	—		366
Total assets	$789,264	$320,070		$1,109,334
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$62,536	$—		$62,536
Accrued interest	5,879			5,879
Cash-settleable restricted stock unit awards	3,798	—		3,798
Asset retirement obligations	833	—		833
Fair value of derivatives	688	—		688
Total current liabilities	73,734	—		73,734
Senior secured revolving credit facility	—	4,402	(d)	4,402
Secured second lien term loan, net of unamortized deferred financing costs	289,062	—		289,062
Asset retirement obligations	4,427	8	(a)	4,435
Cash-settleable restricted stock unit awards	2,682	—		2,682
Fair value of derivatives	3,602			3,602
Other long-term liabilities	211	—		211
Total liabilities	373,718	4,410		378,128
Stockholders' equity:
Preferred stock, series A cumulative, $0.01 par value and $50.00 liquidation
preference, 2,500,000 shares authorized: 1,458,948 shares outstanding	15	—		15
Common stock, $0.01 par value, 150,000,000 shares authorized;
96,093,938 shares outstanding	961	346	(b)(c)	1,307
Capital in excess of par value	798,532	315,314	(b)(c)	1,113,846
Accumulated deficit	(383,962)	—		(383,962)
Total stockholders' equity	415,546	315,660		731,206
Total liabilities and stockholders' equity	$789,264	$320,070		$1,109,334

CALLON PETROLEUM COMPANY
Unaudited Pro forma Consolidated Statements of Operations for the Year Ended December 31, 2015
($ in thousands, except share data)

	Historical	Acquired Properties		Pro forma Adjustments		Pro forma
Operating revenues:
Oil sales	$125,166	$—		$—		$	*
Natural gas sales	12,346	—		—			*
Total operating revenues	137,512	19,447	(f)	—			156,959
Operating expenses:
Lease operating expenses	27,036	4,304	(f)	—			31,340
Production taxes	9,793	842	(f)	—			10,635
Depreciation, depletion and amortization	69,249	—		15,374	(g)		84,623
General and administrative	28,347	—		—			28,347
Accretion expense	660	—		5	(g)		665
Write-down of oil and natural gas properties	208,435	—		(68,205)	(h)		140,230
Rig termination fee	3,075	—		—			3,075
Acquisition expense	27	—		—			27
Total operating expenses	346,622	5,146		(52,826)			298,942
Income (loss) from operations	(209,110)	14,301		52,826			(141,983)
Other (income) expenses:
Interest (income) expense	21,111	—		(15,644)	(i)		5,467
Gain on derivative contracts	(28,358)	—		—			(28,358)
Other income	(198)	—		—			(198)
Total other income	(7,445)	—		(15,644)			(23,089)
Income (loss) before income taxes	(201,665)	14,301		68,470			(118,894)
Income tax expense	38,474	—		—	(j)		38,474
Net income (loss)	(240,139)	14,301		68,470			(157,368)
Preferred stock dividends	(7,895)	—		—			(7,895)
Income (loss) available to common stockholders	$(248,034)	$14,301		$68,470			$(165,263)
Loss per common share:
Basic	$(3.77)						$(1.65)
Diluted	$(3.77)						$(1.65)
Shares used in computing loss per common share:
Basic	65,708			34,633	(k)		100,341
Diluted	65,708			34,633	(k)		100,341

*No pro forma for oil and natural gas sales.

CALLON PETROLEUM COMPANY
Unaudited Pro forma Consolidated Statements of Operations for the Three Months Ended March 31, 2016
($ in thousands, except share data)

	Historical	Acquired Properties		Pro forma Adjustments		Pro forma
Operating revenues:
Oil sales	$27,443	$—		$—		$	*
Natural gas sales	3,255	—		—			*
Total operating revenues	30,698	5,375	(l)	—			36,073
Operating expenses:
Lease operating expenses	6,957	1,446	(l)	—			8,403
Production taxes	2,220	335	(l)	—			2,555
Depreciation, depletion and amortization	15,722	—		4,255	(m)		19,977
General and administrative	5,562	—		—			5,562
Accretion expense	180	—		(27)	(m)		153
Write-down of oil and natural gas properties	34,776	—		91,971	(n)		126,747
Acquisition expense	48	—		—			48
Total operating expenses	65,465	1,781		96,199			163,445
Income (loss) from operations	(34,767)	3,594		(96,199)			(127,372)
Other (income) expenses:
Interest (income) expense	5,491	—		(3,817)	(o)		1,674
Loss on derivative contracts	932	—		—			932
Other income	(81)	—		—			(81)
Total other (income) expenses	6,342	—		(3,817)			2,525
Income (loss) before income taxes	(41,109)	3,594		(92,382)			(129,897)
Income tax expense	—	—		—	(p)		—
Net income (loss)	(41,109)	3,594		(92,382)			(129,897)
Preferred stock dividends	(1,824)	—		—			(1,824)
Income (loss) available to common stockholders	$(42,933)	$3,594		$(92,382)			$(131,721)
Loss per common share:
Basic	$(0.51)						$(1.11)
Diluted	$(0.51)						$(1.11)
Shares used in computing loss per common share:
Basic	83,582			34,633	(q)		118,215
Diluted	83,582			34,633	(q)		118,215

*No pro forma for oil and natural gas sales.

1. Basis of Presentation

On April 19, 2016, the Callon Petroleum Company (the “Company”) entered into a definitive purchase and sale agreement for the acquisition of 17,298 gross (14,089 net) acres primarily located in Howard County, Texas, in the central portion of the Midland Basin (the “Acquired Properties”), for an aggregate purchase price of $220 million in cash and 9,333,333 shares of common stock, subject to customary purchase price adjustments. The acquisition closed on May 26, 2016. The Company acquired an 81% average working interest (61% average net revenue interest) in the Acquired Properties.

On April 25, 2016, the Company completed an underwritten public offering of 25,300,000 shares of common stock at $8.50 per share, before underwriting discounts resulting in estimated net proceeds of $206.1 million after deducting $9.0 million of estimated underwriting commissions and issuance costs. Proceeds from the offering were used to fund a portion of the acquisition.

The accompanying unaudited consolidated pro forma financial statements present the consolidated financial statements of the Company, assuming the acquisition, borrowings under our senior secured revolving credit facility (the “Credit Facility”) to fund the acquisition, and the issuances of common stock discussed above, occurred as of March 31, 2016 for purposes of the pro forma consolidated balance sheet as of March 31, 2016, and assuming such transactions occurred as of January 1, 2015 for purposes of the pro forma consolidated statements of operations for the year ended December 31, 2015 and three months ended March 31, 2016.

The unaudited consolidated pro forma financial statements are presented for illustrative purposes only and do not purport to represent what the Company’s financial position or results of operations would have been if the acquisition, borrowings under our Credit Facility to fund the acquisition, and the issuances of common stock had occurred as presented, or to project the Company’s financial position or results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the acquisition, borrowings under our Credit Facility to fund the acquisition, and the issuance of common stock and are expected to have a continuing impact on the Company’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited consolidated pro forma financial statements have been made.

2. Preliminary Purchase Accounting

The acquisition closed on May 26, 2016, for an aggregate purchase price of $220 million in cash and 9,333,333 shares of common stock, subject to customary purchase price adjustments.  The acquisition will be accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed are presented based on their estimated acquisition date fair values. The purchase price allocation below is preliminary and based on management’s best estimates as of the date of this Current Report on Form 8-K. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. Any such adjustments to the preliminary estimates of fair value could be material.

The following table summarizes the estimated acquisition date fair values of the net assets to be acquired in the Acquisition (in thousands):

Oil and natural gas properties	$96,194
Unevaluated oil and natural gas properties	233,387
Asset retirement obligations	(8)
Net assets to be acquired	$329,573

3. Pro Forma Adjustments

Pro forma Consolidated Balance Sheet as of March 31, 2016

(a)	To record the estimated fair value of the assets acquired and the liabilities assumed in the acquisition.

(b)

To record the issuance of 25,300,000 shares of common stock at $8.50 per share, before underwriting discounts  resulting in estimated net proceeds of $206.1 million after deducting $9.0  million of estimated underwriting commissions and issuance costs. The estimated net proceeds were used to partially fund the acquisition.

(c)

To record the 9,333,333 shares of common stock issued as part of the purchase price at an assumed offering price of $11.74, which is the last reported sale price of our common stock on the New York Stock Exchange on May 26, 2016. The issued stock was used to partially fund the acquisition.

(d)	To record borrowings under the Credit Facility to partially fund the acquisition.
(e)	To record the net cash impact of the above pro forma adjustments.

Pro forma Statement of Operations for the year ended December 31, 2015

(f)	To record the historical revenues and direct operating expenses related to the Acquired Properties.
(g)	To record depreciation, depletion, and amortization and accretion of the asset retirement obligations related to the Acquired Properties.
(h)

To record an adjustment to the write down of oil and natural gas properties. The Company uses the full cost method of accounting for its exploration and development activities. Under full cost accounting rules, capitalized costs of oil and natural gas properties, net of accumulated depreciation, depletion and amortization and deferred income taxes, may not exceed the present value of estimated future net cash flows from proved oil and natural gas reserves, discounted at 10%, plus the lower of cost or fair value of unevaluated properties, net of related tax effects (the “ceiling test calculation”). The present value of estimated net cash flows related to the Acquired Properties were derived from records of the Sellers and the development plans for those properties may be different from those that the Company will ultimately implement. As a result of including the Acquired Properties in the ceiling test calculation, the Company calculated a $140.3 million pro forma write down of oil and gas properties.

(i)

To record $1.4 million of interest expense related to the borrowings under Credit Facility, offset by $17.0 million of estimated interest costs capitalized to unevaluated oil and gas properties. The Company capitalizes interest on unevaluated oil and gas properties.

(j)

The Company typically provides for income taxes at a statutory rate of 35%, but as a result of the write-downs of oil and natural gas properties recognized in the third and fourth quarters of 2015, the Company has incurred a cumulative three year loss resulting in no income tax expense.

(k)	To record the issuance of the shares of common stock previously mentioned in note (c) and (d).

Pro forma Statement of Operations for the three months ended March 31, 2016

(l)	To record the historical revenues and direct operating expenses related to the Acquired Properties.
(m)	To record depreciation, depletion, and amortization and accretion of the asset retirement obligations related to the Acquired Properties.
(n)

To record the write down of oil and natural gas properties. As previously discussed, the Company included the Acquired Properties in the ceiling test calculation. The present value of estimated net cash flows related to the Acquired Properties was derived from the development plan of those properties that the Company plans to implement. As a result of including the Acquired Properties in the ceiling test calculation, the Company calculated a $127.1 million pro forma write down of oil and gas properties.

(o)

To record $0.4 million of interest expense related to the borrowings under Credit Facility, offset by $4.2 million of estimated interest costs capitalized to unevaluated oil and gas properties. The Company capitalizes interest on unevaluated oil and gas properties.

(p)

The Company typically provides for income taxes at a statutory rate of 35%, but as a result of the write-down of oil and natural gas properties recognized in the second half of 2015 and the first quarter of 2016, the Company has incurred a cumulative three year loss resulting in no income tax expense.

(q)	To record the issuance of the shares of common stock previously mentioned in note (c) and (d).

4. Supplemental Oil and Gas Disclosures

The following table sets forth unaudited pro forma information with respect to the Company’s estimated proved reserves, including changes therein, and proved developed and proved undeveloped reserves for the year ended December 31, 2015, giving effect to the acquisition as if it had occurred on January 1, 2015. The estimates of reserves attributable to the Acquisition may include development plans for those properties which are different from those that the Company will ultimately implement. Reserve estimates are inherently imprecise, require extensive judgments of reservoir engineering data and are generally less precise than estimates made in connection with financial disclosures.

	Changes in Reserve Quantities
	Historical	Acquired Properties (a)	Pro forma
Proved developed and undeveloped reserves:
Oil (MBbls):
Proved reserves as of December 31, 2014	25,733	10,478	36,211
Revisions to previous estimates	(1,632)	5,792	4,160
Sale of reserves in place (net of purchases)	2,909	—	2,909
Extensions and discoveries	19,127	9,810	28,937
Production	(2,789)	(458)	(3,247)
Proved reserves as of December 31, 2015	43,348	25,622	68,970
Natural Gas (MMcf):
Proved reserves as of December 31, 2014	42,548	18,047	60,595
Revisions to previous estimates	4,870	7,287	12,157
Sale of reserves in place (net of purchases)	2,810	—	2,810
Extensions and discoveries	19,621	15,326	34,947
Production	(4,312)	(854)	(5,166)
Proved reserves as of December 31, 2015	65,537	39,806	105,343

(a)	Proved reserves related to NGL volumes for the Acquired Properties are included in natural gas volumes.

The following tables present the unaudited pro forma standardized measure of future net cash flows related to proved oil and gas reserves together with changes therein, as defined by ASC Topic 932, for the year ended December 31, 2015, giving effect to the acquisition as if it had occurred on January 1, 2015. Future production and development costs are based on current costs with no escalations. Estimated future cash flows have been discounted to their present values based on a 10% annual discount rate. We have assumed the federal tax rate of 35% on the Acquired Properties. The disclosures below do not purport to present the fair market value of the Company’s oil and gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money, and risks inherent in reserve estimates.

	Standardized Measure
	For the Year Ended December 31, 2015
	Historical	Acquired Properties	Pro forma
Future cash inflows	$2,227,463	$1,320,143	$3,547,606
Future costs -
Production	(827,555)	(355,048)	(1,182,603)
Development and net abandonment	(239,100)	(294,638)	(533,738)
Future net inflows before income taxes	1,160,808	670,457	1,831,265
Future income taxes	—	(54,703)	(54,703)
Future net cash flows	1,160,808	615,754	1,776,562
10% discount factor	(589,918)	(466,729)	(1,056,647)
Standardized measure of discounted future net cash flows	$570,890	$149,025	$719,915

The following table presents unaudited pro forma changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2015 relating to proved oil and natural gas reserves of the Company and the Acquired Properties.

	Changes in Standardized Measure
	For the Year Ended December 31, 2015
	Historical	Acquired Properties	Pro forma
Standardized measure at the beginning of the period	$579,542	$123,415	$702,957
Changes
Sales and transfers, net of production costs	(110,476)	(17,573)	(128,049)
Net change in sales and transfer prices, net of production costs	(286,660)	(123,284)	(409,944)
Net change due to purchases and sales of in place reserves	37,616	—	37,616
Extensions, discoveries, and improved recovery, net of future
production and development costs incurred	184,469	116,430	300,899
Changes in future development cost	108,216	27,736	135,952
Revisions of quantity estimates	(12,625)	60,431	47,806
Accretion of discount	62,968	17,076	80,044
Net change in income taxes	35,407	(12,715)	22,692
Changes in production rates, timing and other	(27,567)	(42,491)	(70,058)
Aggregate change	(8,652)	25,610	16,958
Standardized measure at the end of period	$570,890	$149,025	$719,915

The historical twelve-month average prices of oil and natural gas used in determining standardized measure as of December 31, 2015, were:

	Historical	Acquired Properties
Average 12-month price, net of differentials, per Mcf of natural gas	$2.73	$3.33
Average 12-month price, net of differentials, per barrel of oil	$47.25	$46.31